AMENDMENT NO. 1
PARTICIPATION AGREEMENT
     The Participation Agreement (the “Agreement”), dated as of April 30, 2004, by and among AIM Variable Insurance Funds, a Delaware trust (“AVIF”); A I M Distributors, Inc., a Delaware corporation, and Business Men’s Assurance Company of America, a South Carolina life insurance company (“LIFE COMPANY”), is hereby amended as follows:
     WHEREAS, on May 2003, Business Men’s Assurance Company of America (“BMA”) was acquired by Royal Bank of Canada (“RBC”). Effective July 3, 2006, RBC merged into Liberty Life Insurance Company and BMA and the merged company legal entity was called Liberty Life Insurance Company; and
     WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds); and
     WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. Effective April 30, 2010, Invesco Aim Distributors, Inc. was renamed Invesco Distributors, Inc.
     The Parties hereby agree to amend the agreement as follows:
     1. All references to BMA and RBC will hereby be deleted and replaced with Liberty Life Insurance Company; and
     2. All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds); and
     3. All references to A I M Distributors, Inc. and Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.; and
     4. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
SEPARATE ACCOUNTS UTILIZING THE FUNDS
ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: April 30, 2010.

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr

Name:	Peter Davidson	Name:	John M. Zerr
Title:	Assistant Secretary	Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ John S. Cooper

Name:	Peter Davidson	Name:	John S. Cooper
Title:	Assistant Secretary	Title:	President

LIBERTY LIFE INSURANCE COMPANY

Attest:	/s/ Christine M. Duffy	By:	/s/ Michael K. Deardorff

Name:	Christine M. Duffy	Name:	Michael K. Deardorff

Title:	Operations Coordinator	Title:	Senior Vice President

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